




CIRCOR

Energy
Aerospace & Defense
Industrial

First Quarter 2019
Investor Review

Presented April 26, 2019

Safe Harbor

CIRCOR

This presentation contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's second-quarter 2019 guidance, our future performance, including realization of cost reductions from restructuring activities and expected synergies, and our corporate priorities. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. Important factors that could cause actual results to vary from expectations include, but are not limited to: our ability to respond to competitive developments and to grow our business, both domestically and internationally; changes in the cost, quality or supply of raw materials; our ability to comply with our debt obligations; our ability to successfully implement our acquisition, divesture or restructuring strategies, including our integration of the Fluid Handling business; changes in industry standards, trade policies or government regulations, both in the United States and internationally; and our ability to operate our manufacturing facilities at current or higher levels and respond to increases in manufacturing costs. ***BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM.*** *We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.*

See page 13 for information on the use of non-GAAP financial measures.

Q1 Results

CIRCOR

($ millions, except EPS)

	Q1 2019		Q1 2018		
	GAAP	Adjusted*	GAAP	Adjusted*	Adj Ex Div*
Orders	280	276	326	326	304
Sales	**270**	**267**	**276**	**276**	**257**
Gross Margin	74	83	76	89	84
SG&A and special charges	66	62	90	69	64
Operating Income	**8**	**20**	**(13)**	**20**	**20**
Interest Expense	13	13	12	12	
Other (income) expense	(2)	(2)	(2)	(2)	
Pre-tax	(3)	9	(23)	10	
Tax (provision) benefit	(5)	(1)	6	(2)	
Net (Loss) Income	**(8)**	**8**	**(17)**	**8**	
EPS	**(0.42)**	**0.38**	**(0.88)**	**0.40**	

EPS: (Loss) Per Share or Diluted Earnings Per Share
Adj Ex Div: Adjusted P&L items excluding the impact of divested businesses
Numbers may not add due to rounding.

- Reflects non-GAAP measures, see CIRCOR Q1 2019 earnings press release for definitions and a reconciliation to GAAP

Q1 2019 Orders: Year-over-Year Comparison

CIRCOR

($ millions)

	Industrial		Energy		Aerospace & Defense		CIRCOR	
	$	%	$	%	$	%	$	%
Q1 2018	137		130		60		326	
Divestitures	(5)		(17)		-		(22)	
Q1 2018 Ex Divestitures	**132**		**113**		**60**		**304**	
Organic	(1)	*-1%*	(48)	*-42%*	30	*49%*	(20)	*-7%*
FX	(7)	*-5%*	(1)	*-1%*	(1)	*-2%*	(9)	*-3%*
Total change ex Divestitures	(8)	*-6%*	(49)	*-43%*	28	*47%*	(29)	*-9%*
Q1 2019 Ex Divestitures	**124**		**64** *		**88**		**276** *	

* Q1 2019 Ex Divestitures excludes $4 million of orders in Energy and CIRCOR, related to the business divested in January 2019.
Numbers may not add due to rounding.

Q1 2019 Revenue: Year-over-Year Comparison

CIRCOR

($ millions)

	Industrial		Energy			Aerospace & Defense		CIRCOR		
	$	%	$		%	$	%	$		%
Q1 2018	117		100			58		276		
Divestitures	(4)		(15)			-		(19)		
Q1 2018 Ex Divestitures	**113**		**85**			**58**		**257**		
Organic	4	*3%*	12		*14%*	4	*7%*	20		*8%*
FX	(6)	*-6%*	(2)		*-2%*	(1)	*-2%*	(10)		*-4%*
Total change ex Divestitures	(2)	*-2%*	10		*12%*	3	*5%*	10		*4%*
Q1 2019 Ex Divestitures	**111**		**95**	*		**61**		**267**	*	

* Q1 2019 Ex Divestitures excludes $3 million of revenue in Energy and CIRCOR, related to the business divested in January 2019.
Numbers may not add due to rounding.

Industrial Segment Highlights

CIRCOR

($ millions)

Q1 Results

	Q1 2019	Q1 2018	YOY Change
Orders	**124**	**137**	***-9%***
Continuing	124	132	*-6%*
Divested	-	5	
Net Revenues	**111**	**117**	***-5%***
Continuing	111	113	*-2%*
Divested	-	4	
Segment Operating Income	**11**	**13**	***-17%***
Continuing	11	13	*-16%*
Divested	-	-	
Segment Operating Margin	**9.7%**	**11.1%**	***-140 bps***
Continuing	9.7%	11.4%	*-170 bps*

Numbers may not add due to rounding.

Comments on YOY Results

Q1 2019 Orders

- FX Headwind: -$7 (5%)
- Organic Growth: -$1 (1%)
- Year-over-year orders were largely flat to a strong Q1 2018, when we saw orders grow 19% on a pro forma organic basis.

Q1 2019 Revenues

- FX Headwind: -$6 (6%)
- Organic Growth: $4 +3%
- Driven by strong order execution in the Americas

Q1 2019 Segment Operating Income & Margin

- Margin headwind associated with one-time expenses as well as discrete costs linked to the divestiture of non-core assets.

Energy Segment Highlights

CIRCOR

($ millions)

Q1 Results

	Q1 2019	Q1 2018	YOY Change
Orders	**68**	**130**	***-48%***
Continuing	64	113	*-44%*
Divested	4	17	
Net Revenues	**98**	**100**	***-2%***
Continuing	95	85	*12%*
Divested	3	15	
Segment Operating Income	**7**	**6**	***19%***
Continuing	7	6	*19%*
Divested	-	-	
Segment Operating Margin	**6.9%**	**5.7%**	***120 bps***
Continuing	7.1%	6.7%	*40 bps*

Numbers may not add due to rounding.

Comments on YOY Results

Q1 2019 Orders

- FX Headwind: -$1 (1%)
- Organic Growth: -$48 (42%)
- Down year-over-year, primarily due to a difficult compare with the timing of
  - Project orders in Refinery Valves, and
  - Stocking orders in Distributed Valves.

Q1 2019 Revenues

- FX Headwind: -$2 (2%)
- Organic Growth: $12 +14%
- Growth was primarily driven by increased shipments from higher project bookings in Refinery Valves.

Q1 2019 Segment Operating Income & Margin

- Margin improvement driven by higher revenue partially offset by Refinery Valves unfavorable project mix and cost associated with ramping up production in Monterrey.

Aerospace & Defense Segment Highlights

CIRCOR

($ millions)

Q1 Results

	Q1 2019	Q1 2018	YOY Change
Orders	88	60	*47%*
Net Revenues	61	58	*5%*
Segment Operating Income	9	9	*5%*
Segment Operating Margin	15.3%	15.3%	*0 bps*

Comments on YOY Results

Q1 2019 Orders

- FX Headwind: -$1 (2%)
- Organic Growth: $30 +49%
- Driven by large Defense orders and strong narrow-body build rates in Commercial.

Q1 2019 Revenues

- FX Headwind: -$1 (2%)
- Organic Growth: $4 +7%
- Driven by robust sales across both defense and commercial business sectors.

Q1 2019 Segment Operating Income & Margin

- Margin flat driven by unfavorable mix

Numbers may not add due to rounding.

Q1 P&L Selected Items

CIRCOR

($ millions, except EPS)

	Q1 2019				Q1 2018			
	GAAP	Divested	Special	Adjusted	GAAP	Special	Adjusted	Adj Ex Div
Orders	280	4	-	276	326	-	326	304
Sales	**270**	**3**	**-**	**267**	**276**	**-**	**276**	**257**
Operating Income	**8**	**-**	**12**	**20**	**(13)**	**33**	**20**	**20**
Operating Income %	*2.9%*			*7.6%*	*-4.9%*		*7.2%*	*7.7%*
Interest Expense	13	-	-	13	12	-	12	
Other(income) expense	(2)	-	-	(2)	(2)	-	(2)	
Pre-tax	(3)	-	12	9	(23)	33	10	
Tax	(5)	-	4	(1)	6	(8)	(2)	
Net Income	**(8)**	**-**	**16**	**8**	**(17)**	**25**	**8**	
EPS	**(0.42)**			**0.38**	**(0.87)**		**0.40**	

Charges in Costs of Goods Sold	
Acquisition-related depreciation & amortization	5.6
Restructuring-related inventory charges	2.8
Loss from divested business	0.3
- subtotal	**8.7**
Charges in SG&A	
Acquisition-related depreciation & amortization	7.6
Gain on sale of businesses	(6.6)
Loss from divested business	1.5
Other restructuring charges	1.1
- subtotal	**3.6**
Total	**12.3**

Numbers may not add due to rounding.

Cash Flow and Debt Position

($ millions)

	Q1 2019	Q1 2018
Cash Flow from Operations	**(22)**	**-**
Capital Expenditures, net	(4)	(8)
Free Cash Flow	**(26)**	**(8)**

	31-Mar-19	31-Dec-18
Total Debt	**734**	**786**
Cash and Cash Equivalents	74	68
Net Debt	**660**	**718**
Net Debt to Equity	124%	136%

53 debt paydown in Q1 2019

Note: Total debt is comprised of current and long-term debt, net of approximately $20 and $21 of unamortized debt issuance costs at Q1 2019 and Q4 2018, respectively.

End Market Overview

Segment	Trends	Outlook
 **Industrial**	▪ Continued growth in global capital spending driving demand for machinery ▪ Chemical processing strength in N. America and Asia ▪ Energy efficiency initiatives driving equipment growth ▪ On going strength in N. America and Asia, pockets of weakness in Europe	
 **Commercial Marine**	▪ Shipbuilding demand for merchant marine remains flat ▪ Off-shore vessels build rate very low ▪ IMO2020 Low Sulphur regulation increasing demand for scrubber pumps ▪ Expanded global fleet aging, increasing aftermarket demand	
 **Oil & Gas**	▪ Take away capacity constraining growth in N. American up and midstream ▪ Low but improving activity in international upstream markets ▪ Refining capacity growth in Middle East and Asia Pacific ▪ Refining expansions and upgrades in the Americas	
 **Aerospace**	▪ Commercial aircraft build rates and backlog at historic highs ▪ Global airline passenger traffic growth ▪ Ramp up of newer programs	
 **Defense**	▪ Global increases in defense spending ▪ Key programs to receive increased funding / ramping up – Submarines / aircraft carriers – F35 Joint Strike Fighter – Missiles	

Q2 2019 Guidance as of April 26, 2019

CIRCOR

(millions, except per share amounts)

	Q2 2019	
	Low	High
Net Revenue	$ 270	$ 280
Expected Adjusted Earnings Per Share	$ 0.40	$ 0.48
Expected Special / Restructuring Charges per share:		
- Special & Restructuring Gains (Charges)	$ (0.04)	$ (0.02)
- Special Charges - M&A amortization related	$ (0.49)	$ (0.49)

Use of Non-GAAP Financial Measures

Within this presentation the Company uses non-GAAP financial measures, including Adjusted operating income, Adjusted operating margin, Adjusted net income, Adjusted earnings per share (diluted), EBITDA, Adjusted EBITDA, net debt, free cash flow and organic growth. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company's current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company's current financial results with the Company's past financial results in a consistent manner.

For example:

- *We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.*
- *We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.*
- *We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.*
- *We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.*
- *Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss orders and revenue changes on an "organic" basis. Organic change is calculated assuming the divestures were completed on January 1, 2018 and excluding the impact of changes in foreign currency exchange rates.*

CIRCOR's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company's operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's first -quarter 2019 news release available on its website at www.CIRCOR.com.

Figures labeled "Adjusted" exclude certain charges and recoveries. A description of these charges and recoveries and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's first-quarter 2019 news release available on its website at www.CIRCOR.com.

APPENDIX

Group Structure

CIRCOR by End Market

Sales Mix

Product Lines

ENERGY


Other
Up/Midstream
Downstream

Distributed Valves
Refinery Valves
Instrumentation & Sampling
Engineered Valves

INDUSTRIAL


Other
Marine
Industrial

Industrial EMEA (Pumps & Valves)
Industrial Americas (Pumps & Valves)
Commercial Marine (Pumps)

A&D


Other
Defense
Commercial

Commercial Aerospace
Defense